Exhibit 2(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 of Triton Pacific Investment Corporation, Inc. of our report dated March 31, 2015, relating to our audits of the financial statements appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ FGMK, LLC

Bannockburn, Illinois

March 16, 2016

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